Santander Holdings USA Receives Non-Objection to its 2018 Capital Plan and Announces Planned Capital Actions

Boston, June 28, 2018 - PRESS RELEASE
Santander Holdings USA, Inc. (“SHUSA” or the “Company”) announced today that the Board of Governors of the Federal Reserve System (“Federal Reserve”) did not object to SHUSA’s 2018 capital plan. This non-objection allows SHUSA to increase the common stock dividend and issue and redeem other capital securities. It also enables its subsidiary company, Santander Consumer Holdings USA Inc. (“SC”), to repurchase outstanding common stock.
“We have passed several important milestones this past year resolving legacy matters and, for the second consecutive year, the Federal Reserve did not object to our capital plan and proposed capital actions,” said Scott Powell, Chief Executive Officer, Santander US. “Today’s positive result is evidence of further progress and our commitment to meeting our regulators’ expectations.”

SHUSA’s 2018 capital plan includes the following actions, subject to the approval of SHUSA’s Board of Directors:
Ordinary common dividends of $75 million per quarter, and a special dividend in Q3 2018 of $250 million;

•	Maintaining the Q3 2018 dividend payment on the Company's preferred stock;

•	Redemption of the Company's preferred stock; and

•	Redemption of the Company’s trust preferred securities.

In addition, SC, SHUSA’s majority-owned subsidiary, announced an increase of its quarterly common stock dividend rate to $0.20/share, as well as a $200 million common stock repurchase plan.
Powell added, “Santander’s strong capital position is realizing long-term value for our customers, communities and shareholders. We look forward to working with our boards of directors on our proposed dividend increases and SC’s share repurchase program.”
Any SC capital distribution is subject to approval of the Company’s and SC’s respective boards of directors. The timing and amount of any capital actions will depend on various factors, including the business plans and financial performance of both SC and SHUSA, as well as market conditions.

Santander Holdings USA, Inc. (SHUSA) is a wholly-owned subsidiary of Madrid-based Banco Santander, S.A. (NYSE: SAN) (Santander), one of the most respected banking groups in the world with more than 125 million customers in the U.S., Europe and Latin America. As the intermediate holding company for Santander's U.S. businesses, SHUSA includes six financial companies with approximately 17,000 employees, 5.2 million customers and assets of over $129.2 billion as of March 31, 2018. These include Santander Bank, N.A., one of the country's largest retail and commercial banks by deposits; Santander Consumer USA Holdings Inc. (NYSE: SC), an auto finance and consumer lending company; Banco Santander International of Miami; Banco Santander Puerto Rico; Santander Securities LLC of Boston; and Santander Investment Securities Inc. of New York.
For more information about Santander Bank, visit www.santanderbank.com. For more information about Santander Consumer USA, visit www.santanderconsumerusa.com.

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about SHUSA’s expectations, beliefs, plans, or future events are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “looking forward,” “would,” “hopes,” “assumes,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” “goal,” “objective” and similar words or phrases. Although SHUSA believes that the expectations reflected in these forward-looking statements are reasonable as of the date on which the statements are made, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors and assumptions, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K we file with the Securities and Exchange Commission (the “SEC”) and SHUSA’s other filings with the SEC. New risks and uncertainties emerge from time to time, and it is not possible for SHUSA to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by SHUSA or any other person that SHUSA’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all.
Investors are cautioned not to place undue reliance on SHUSA’s forward-looking statements, and SHUSA undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Financial Contact:
Andrew Withers
617.757.3524
awithers@santander.us

Media Contact:
Ann Davis
Santander Holdings
617-757-5891
ann.davis@santander.us

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